Exhibit 99.2

Douglas Emmett

Supplemental Operating and Financial Data

for the Quarter Ended December 31, 2006

Douglas Emmett, Inc.

TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our initial public offering prospectus on form S-11 filed with the Securities and Exchange Commission (SEC) on October 23, 2006.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.

Corporate Data

as of December 31, 2006

COMPANY BACKGROUND

            We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within submarkets located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets.

On October 30, 2006, we completed our initial public offering (IPO) raising approximately $1.52 billion in net proceeds, including exercise of over-allotment options. Concurrently with the IPO, we completed the formation transactions, pursuant to which we acquired, through a series of merger and contribution transactions, all of the interests in Douglas Emmet Realty Advisors, Inc. and its consolidated subsidiaries (our “predecessor”) and the non-predecessor entities.            Our office portfolio now consists of 46 properties with approximately 11.6 million rentable square feet, and our multifamily portfolio consists of nine properties with a total of 2,868 units. (As of December 31, 2006, our office portfolio was 94.3% leased, and our multifamily properties were 99.2% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of December 31, 2006, while our multifamily portfolio contributed approximately 15.2%. As of December 31, 2006, our Los Angeles County office and multifamily portfolio contributed approximately 90.8% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.2%).

                Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii.

                This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the SEC. Additional information about us and our properties is also available at our website www.douglasemmett.com.

Douglas Emmett, Inc.

CORPORATE DATA

as of December 31, 2006

Number of office properties owned	46
Square feet owned (in thousands)	11,555
Office leased rate as of December 31, 2006	94.3%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of December 31, 2006	99.2%
Market capitalization (in thousands):
Total debt(1)	$2,760,000
Common equity capitalization(2)	$4,388,100
Total market capitalization(2)	$7,148,100
Debt/total market capitalization(2)	38.6%
Common stock data (NYSE:DEI)(3):
Highest closing price.	$26.60
IPO price	$21.00
Closing price as of December 31, 2006	$26.59
Common shares outstanding (in thousands)	115,006
Operating partnership units outstanding (in thousands)	50,023
Weighted average common shares and units outstanding for the period from October 24, 2006 to December 31, 2006 – diluted	166,038

(1)       Excludes loan premium and includes $10.0 million outstanding on revolving credit line facility as of December 31, 2006.

(2)       We calculate market capitalization by adding our total debt and total number of common shares and units outstanding multiplied by the closing price of the stock on that date at the end of the period.

(3)       For the period from October 24, 2006 to December 31, 2006.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett	Chairman of the Board, Douglas Emmett, Inc.	Leslie E. Bider	Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc. and Private Investor	Thomas E. O’Hern	Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company

Jordan Kaplan	President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman	Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC.	Dr. Andrea L. Rich	Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles

Kenneth M. Panzer	Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab	Chief Executive Officer, NHP Foundation	William Wilson III	Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan Kaplan	President and Chief Executive Officer	William Kamer	Chief Financial Officer	Allan B. Golad	SVP, Property Management

Kenneth M. Panzer	Chief Operating Officer	Andres Gavinet	Executive Vice President of Finance	Michael J. Means	SVP, Commercial Leasing

		Barbara J. Orr	Chief Accounting Officer

INVESTOR RELATIONS
Investor Relations Contact: Mary C. Jensen, Vice President - Investor Relations (310) 255-7700
Email Contact: ir@douglasemmett.com
Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED FINANCIAL RESULTS

Douglas Emmett, Inc.

QUARTERLY OPERATING RESULTS For the three months ended December 31, 2006

(unaudited and in thousands, except per share data)

	Douglas Emmett, Inc.		The Predecessor(1)
	October 31, 2006 -		October 1, 2006 -
	December 31, 2006		October 30, 2006
Revenues:
Office rental:
Rental revenues	$62,384		$25,253
Tenant recoveries	5,436		1,939
Parking and other income	7,886		4,041
Total office revenue	75,706		31,233

Multifamily rental:
Rental revenues	10,954		4,215
Parking and other income	335		179
Total multifamily revenue	11,289		4,394

Total revenue	86,995		35,627

Operating Expenses:
Office rental	24,515		8,902
Multifamily rental	3,175		1,582
General and administrative expenses	30,201		4,312
Depreciation and amortization	32,521		10,236
Total operating expenses	90,412		25,032

Operating (Loss) Income	(3,417)		10,595

Gain on investments in interest contracts, net	-		803
Interest and other income	87		541
Interest expense	(26,213)		(9,375)
Deficit distributions to minority partners, net	-		(5,336)

Loss before minority interests	(29,543)		(2,772)

Minority Interests:
Minority interests	8,952		(1,577)
Preferred minority investor	-		(4,128)

Net loss	$(20,591	)(2)	$(8,477)

Net loss per common share – basic and diluted	$(0.18)

Weighted average shares of common stock outstanding – basic and diluted	115,006

(1)       Represents the consolidated operating results for the Predecessor of Douglas Emmett, Inc.

(2)       Includes one time IPO related non-cash compensation costs totaling approximately $27.7 million.

Douglas Emmett, Inc.

YEAR TO DATE OPERATING RESULTS

Year ended December 31, 2006

(unaudited and in thousands, except per share data)

	Douglas Emmett, Inc.		The Predecessor(1)
	October 31, 2006 -		January 1, 2006 -
	December 31, 2006		October 30, 2006
Revenues:
Office rental:
Rental revenues	$62,384		$252,694
Tenant recoveries	5,436		15,206
Parking and other income	7,886		33,039
Total office revenue:	75,706		300,939

Multifamily rental:
Rental revenues	10,954		44,241
Parking and other income	335		1,488
Total multifamily revenue:	11,289		45,729

Total revenue	86,995		346,668

Operating Expenses:
Office rental	24,515		104,524
Multifamily rental	3,175		15,041
General and administrative expenses	30,201		17,863
Depreciation and amortization	32,521		95,456
Total operating expenses	90,412		232,884

Operating (Loss) Income.	(3,417)		113,784

Gain on investments in interest contracts, net	-		6,795
Interest and other income	87		4,515
Interest expense	(26,213)		(95,938)
Deficit distributions to minority partners, net	-		(10,642)

(Loss) income before minority interests	(29,543)		18,514

Minority Interests:
Minority interests	8,952		(18,673)
Preferred minority investor	-		(16,203)

Net loss	$(20,591	)(2)	$(16,362)

Net loss per common share – basic and diluted	$(0.18)

Weighted average shares of common stock outstanding – basic and diluted	115,006

(1)         Represents the consolidated operating results for the Predecessor of Douglas Emmett, Inc.

(2)         Includes one time IPO related non-cash compensation costs totaling approximately $27.7 million.

Douglas Emmett, Inc.

BALANCE SHEET

as of December 31, 2006

(unaudited and in thousands)

Assets
Investment in real estate:
Land	$813,599
Building and improvements	5,036,652
Tenant improvements and leasing costs	238,365
6,088,616
Less: accumulated depreciation	(32,521)
Net investment in real estate	6,056,095

Cash and cash equivalents	4,536
Tenant receivables	4,160
Deferred rent receivables	3,588
Interest rate contracts	70,637
Acquired above-market lease intangibles, net of amortization	34,137
Other assets	20,687
Total assets	$6,193,840

Liabilities
Secured notes payable	$2,750,000
Secured revolving credit facility	10,000
Unamortized debt premium	29,702
Accrued interest payable	12,701
Acquired below-market lease intangibles, net of amortization.	263,649
Accounts payable and accrued expenses	39,035
Security deposits	28,670
Dividends payable	13,801
Total liabilities	3,147,558

Minority interest	1,038,375

Stockholders’ Equity
Common stock	1,150
Additional paid-in capital.	2,040,734
Other comprehensive income	415
Accumulated deficit	(34,392)
Total stockholders’ equity	2,007,907
Total liabilities and stockholders’ equity	$6,193,840

Douglas Emmett, Inc.

DEBT BALANCES

as of December 31, 2006

(unaudited and in thousands)

Type of Debt	Principal Balance	Fixed/Floating Rate		Hedged Annual Interest Rate(1)	Maturity Date	Swap Maturity Date

Variable Rate Swapped to Fixed Rate:
Modified Term Loan(2)(3)	$2,300,000	LIBOR + 0.85%		5.13%	09/01/12	08/01/10-08/01/12
Barrington Plaza and Pacific Plaza	153,000	DMBS + 0.60	% (4)	4.70	12/22/11	08/01/11
555 Barrington, The Shores	140,000	DMBS + 0.60	% (4)	4.70	12/22/11	08/01/11
Moanalua Hillside Apartments	75,000	DMBS + 0.76	% (4)	4.86	02/01/15	08/01/11
Villas at Royal Kunia	82,000	LIBOR + 0.62%		02/01/16	03/01/12
Subtotal	2,750,000

Variable Rate:
Senior Secured Revolving Credit Facility(5)	10,000	LIBOR + 0.70%		6.02%	10/30/09	N/A
Subtotal	2,760,000
Unamortized Loan Premium(6)	29,702
Total	$2,789,702

(1)                Includes the effect of interest rate contracts, where applicable, and a LIBOR rate of 5.32% as of December 31, 2006. Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.

(2)                Secured by the following properties and combined in seven separate cross collateralized pools: Studio Plaza, Gateway Los Angeles, Bundy/Olympic, Brentwood Executive Plaza, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 San Vicente, Landmark II, Sherman Oaks Galleria, Second Street Plaza, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire, 100 Wilshire, Encino Gateway, Encino Plaza, 1901 Avenue of the Stars, Columbus Center, Warner Center Towers, Beverly Hills Medical Center, Harbor Court, Bishop Place, Brentwood Court, Brentwood Medical Plaza, Brentwood San Vicente Medical, San Vicente Plaza, and Owensmouth. Requires monthly payments of interest only, with outstanding principal due upon maturity.

(3)                Includes $1.11 billion swapped to 4.89% until August 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; $322.5 million swapped to 5.02% until August 1, 2012; and $545.0 million swapped to 5.75% until December 1, 2010.

(4)                Fannie Mae Discount Mortgage-Backed Security (DMBS). The Fannie Mae DMBS generally tracks 90-day LIBOR.

(5)                Loan is secured by 9 properties and has two one-year extension options available.

(6)                Represents mark-to-market adjustment on variable rate debt associated with office properties.

Douglas Emmett, Inc.

DEBT MATURITIES

as of December 31, 2006

(unaudited and in thousands)

Property	2007	2008	2009	2010	2011	Thereafter	Total
Variable Rate Swapped to Fixed Rate:

Modified Term Loan	$-	$-	$-	$-	$-	$2,300,000	$2,300,000
Barrington Plaza and Pacific Plaza	-	-	-	-	153,000	-	153,000
555 Barrington, The Shores	-	-	-	-	140,000	-	140,000
Moanalua Hillside Apartments	-	-	-	-	-	75,000	75,000
Villas at Royal Kunia	-	-	-	-	-	82,000	82,000
Subtotal	-	-	-	-	293,000	2,457,000	2,750,000

Variable Rate:
Senior Secured Revolving Credit Facility	-	-	10,000	-	-	-	10,000
Total	$-	$-	$10,000	$-	$293,000	$2,457,000	$2,760,000

Fixed and Floating Rate Debt		Weighted	Weighted
		Average	Average
		Interest	Maturity
Debt	Amount	Rate(1)	(in years)

Fixed	$2,750,000	5.09%	5.76
Floating	10,000	6.02	2.83
Total	$2,760,000	5.09%	5.75

(1)          Includes the effect of interest rate contracts, where applicable, and a LIBOR rate of 5.32% as of December 31, 2006. Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.

OFFICE PORTFOLIO SUMMARY

as of December 31, 2006

	Number of	Rentable	Percent of
Submarket	Properties	Square Feet (1)(2)	Total

West Los Angeles
Brentwood	13	1,390,627	12%
Olympic Corridor	4	922,414	8
Century City	2	866,122	8
Santa Monica	7	860,198	7
Beverly Hills	4	571,872	5
Westwood	2	396,806	3
San Fernando Valley
Sherman Oaks/Encino	9	2,879,078	25
Warner Center/Woodland Hills	2	2,567,823	22
Tri-Cities
Burbank	1	420,949	4
Honolulu	2	678,940	6
Total	46	11,554,829	100%

(1)                      Based on BOMA 1996 remeasurement. Total consists of 10,749,461 leased square feet (includes 171,596 square feet with respect to signed leases not commenced), 660,821 available square feet, 68,528 building management use square feet, and 76,019 square feet of BOMA 1996 adjustment on leased space.

(2)                      Excludes 30,000 square feet related to a renovation/expansion building currently under construction.

Douglas Emmett, Inc.

OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS

as of December 31, 2006

			Annualized
			Rent Per
	Percent	Annualized	Leased
Submarket	Leased(1)	Rent (2)	Square Foot(3)

West Los Angeles
Brentwood	97.1%	$45,113,290	$34.38
Olympic Corridor	93.6	22,830,530	27.69
Century City	95.4	26,892,424	33.26
Santa Monica(4)	98.9	37,171,153	43.97
Beverly Hills	100.0	21,447,351	38.26
Westwood	96.2	12,632,394	33.49
San Fernando Valley
Sherman Oaks/Encino	95.9	75,657,561	28.02
Warner Center/Woodland Hills	88.1	57,485,606	26.71
Tri-Cities
Burbank	100.0	13,360,921	31.74
Honolulu	89.3	17,649,772	30.64
Total	94.3%	$330,241,002	$31.22

Recurring Capital Expenditures
-Office (per rentable square foot) for the three months ended December 31, 2006			$0.16

(1)       Includes 171,596 square feet with respect to signed leases not yet commenced.

(2)       Represents annualized monthly cash rent under leases commenced as of December 31, 2006. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)       Represents annualized rent divided by leased square feet (excluding 171,596 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.

(4)       Includes $1,108,103 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.

MULTIFAMILY PORTFOLIO SUMMARY

as of December 31, 2006

	Number of	Number of	Percent of
Submarket	Properties	Units	Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

	Monthly
	Percent	Annualized	Rent Per
Submarket	Leased	Rent (1)	Leased Unit

West Los Angeles
Brentwood	98.9%	$22,389,839	$1,985
Santa Monica(2)	99.6	18,597,156	1,897
Honolulu	99.2	18,082,332	1,384
Total	99.2%	$59,069,327	$1,730

Recurring Capital Expenditures
-Multifamily (per unit) for the three months ended December 31, 2006			$133

(1)       Represents December 2006 multifamily rental income annualized.

(2)       Excludes 10,013 square feet of ancillary retail space, which generated $278,341 of annualized rent as of December 31, 2006.

Douglas Emmett, Inc.

TENANT DIVERSIFICATION

(Greater than 1% of Annualized Rent)

as of December 31, 2006

					Percent
				Total	of		Percent
	Number	Number		Leased	Rentable		of
	of	of	Lease	Square	Square	Annualized	Annualized
	Leases	Properties	Expiration(1)	Feet	Feet	Rent(2)	Rent

Time Warner(3)	4	4	2008-2019	642,845	5.5%	$20,771,144	6.3%
AIG SunAmerica	1	1	2013	182,010	1.6	5,192,084	1.6
The Endeavor Agency, LLC	1	1	2019	102,241	0.9	4,046,794	1.2
Blue Shield of California	1	1	2009	135,106	1.2	3,939,691	1.2
Metrocities Mortgage, LLC	4	2	2010-2015	138,040	1.2	3,784,032	1.1
Rubin Postaer & Associates	1	1	2007	80,766	0.7	3,628,851	1.1
Pacific Theatres Exhibition Corp(4)	1	1	2016	88,300	0.8	3,567,320	1.1
Total	13	11		1,369,308	11.9%	$44,929,916	13.6%

(1)                      Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.

(2)                      Represents annualized monthly cash rent under leases commenced as of December 31, 2006. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)                      Next scheduled expiration is a 10,000 square foot lease in October 2008.

(4)                      Annualized rent excludes rent determined as a percentage of sales.

Douglas Emmett, Inc.

INDUSTRY DIVERSIFICATION

as of December 31, 2006

		Annualized
		Rent
	Number	as of
	of	Percent of
Industry	Leases	Total

Financial Services	302	17.8%
Legal	288	15.2
Entertainment	107	11.7
Other.	265	9.4
Real Estate	166	9.4
Health Services	269	8.5
Insurance	74	7.1
Retail	142	6.7
Accounting	116	6.6
Advertising	55	4.4
Technology	62	3.2
Total.	1,846	100.0%

Douglas Emmett, Inc.

LEASE DISTRIBUTION

as of December 31, 2006

		Leases		Square		Annualized
	Number	as a	Rentable	Feet as		Rent as
	of	Percent	Square	a Percent	Annualized	a Percent
Square Feet Under Lease	Leases	of Total	Feet(1)	of Total	Rent(2)	of Total

Available	-	-%	660,821	5.7%	$-	-%
2,500 or less	937	50.7	1,251,085	10.8	39,914,981	12.1
2,501-10,000	678	36.7	3,285,851	28.5	101,321,793	30.7
10,001-20,000	151	8.2	2,106,471	18.2	64,961,623	19.7
20,001-40,000	51	2.8	1,412,732	12.2	44,046,520	13.3
40,001-100,000	22	1.2	1,285,823	11.1	42,878,553	13.0
Greater than 100,000	7	0.4	1,235,903	10.7	37,117,532	11.2
BOMA Adjustment(3)	-	-	76,019	0.7	-	-
Building Management Use	-	-	68,528	0.6	-	-
Signed leases not commenced	-	-	171,596	1.5	-	-
Total	1,846	100.0%	11,554,829	100.0%	$330,241,002	100.0%

(1)       Based on BOMA 1996 remeasurement. Total consists of 10,749,461 leased square feet (includes 171,596 square feet with respect to signed leases not commenced), 660,821 available square feet, 68,528 building management use square feet, and 76,019 square feet of BOMA 1996 adjustment on leased space.

(2)       Represents annualized monthly cash rent under leases commenced as of December 31, 2006. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)       Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.

LEASE EXPIRATIONS

as of December 31, 2006

			Expiring				Annualized
			Square		Annualized	Annualized	Rent Per
	Number		Feet		Rent	Rent	Leased
	of	Rentable	as a		as a	Per Leased	Square
	Leases	Square	Percent	Annualized	Percent	Square	Foot at
Year of Lease Expiration	Expiring	Feet(1)	of Total	Rent(2)	of Total	Foot(3)	Expiration(4)

Available	-	660,821	5.7%	$-	-%	$-	$-
2007	394	1,352,124	11.7	43,768,881	13.2	32.37	32.53
2008	383	1,552,445	13.4	47,129,416	14.3	30.36	31.30
2009	337	1,506,217	13.0	46,843,424	14.2	31.10	32.97
2010	253	1,377,919	11.9	44,772,902	13.6	32.49	35.48
2011	255	1,359,368	11.8	42,760,251	12.9	31.46	35.69
2012	74	621,873	5.4	18,536,579	5.6	29.81	34.45
2013	56	681,793	5.9	21,000,553	6.4	30.80	36.12
2014	30	361,788	3.1	9,911,238	3.0	27.40	33.68
2015	26	379,650	3.3	10,953,756	3.3	28.85	35.82
Thereafter	38	1,384,688	12.0	44,564,002	13.5	32.18	41.26
BOMA Adjustment(5)	-	76,019	0.7	-	-	-	-
Building Management Use	-	68,528	0.6	-	-	-	-
Signed leases not commenced	-	171,596	1.5	-	-	-	-
Total/Weighted Average	1,846	11,554,829	100.0%	$330,241,002	100.0%	$31.22	$34.85

(1)                      Based on BOMA 1996 remeasurement. Total consists of 10,749,461 leased square feet (includes 171,596 square feet with respect to signed leases not commenced), 660,821 available square feet, 68,528 building management use square feet, and 76,019 square feet of BOMA 1996 adjustment on leased space.

(2)                      Represents annualized monthly cash rent under leases commenced as of December 31, 2006. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)                      Represents annualized rent divided by leased square feet.

(4)                      Represents annualized rent at expiration divided by leased square feet.

(5)                      Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.

QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS

as of December 31, 2006

	Expiring Square Feet
	Q1 2007	Q2 2007	Q3 2007	Q4 2007

West Los Angeles
Brentwood	101,101	72,129	46,691	29,800
Olympic Corridor	20,687	43,669	33,525	81,954
Century City	23,824	14,056	14,640	6,034
Santa Monica	4,909	82,958	16,445	11,174
Beverly Hills	21,018	18,250	13,701	8,959
Westwood	2,491	24,699	13,273	6,938
San Fernando Valley
Sherman Oaks/
Encino	110,775	77,032	52,733	91,916
Warner Center/
Woodland Hills	33,685	51,351	87,242	35,306
Tri-Cities
Burbank	-	-	-	-
Honolulu	34,162	5,201	48,687	11,109
Total	352,652	389,345	326,937	283,190

Douglas Emmett, Inc.

OFFICE PORTFOLIO LEASING ACTIVITY

For the three months ended December 31, 2006

Gross New Leasing Activity
Rentable square feet		203,923
Number of leases		66

Gross Renewal Leasing Activity
Rentable square feet		163,863
Number of leases		44

Cash Rent Growth(1)
Expiring Rate		$32.55
New/Renewal Rate		$35.19
Increase		8.1%

Net Absorption
Leased rentable square feet		62,561

Weighted Average Lease Terms
New (in months)		61
Renewal (in months)		56

	Total Lease	Annual Lease
Tenant Improvement and Leasing	Transaction	Transaction
Commissions (per rentable square foot)	Costs	Costs
New leases	$24.27	$4.78
Renewal leases	$13.51	$2.92
Blended	$19.48	$3.95

(1)       Represents the difference between initial cash rents on new and renewal leases as compared to the expiring cash rents on the same space.